FILED
302163-86                      ARTICLES OF AMENDMENT            OCT 07 1998
                                       TO                          OREGON
                        AMENDED ARTICLES OF INCORPORATION     SECRETARY OF STATE
                            OF OREGON BAKING COMPANY
                            DBA MARSEE BAKING COMPANY


         Pursuant to ORS 60.437, the undersigned corporation hereby submits for filing the following articles of amendment to its articles of incorporation.

         1. The name of the corporation is Oregon Baking Company.

         2. Shareholder action is required to adopt the amendment. The Shareholder vote was as follows:

Voting Group              Common Stock           Series A, Series        Series C               Series D
Entitled to Vote          & Series A,            B, & Series C           Preferred Stock        Preferred Stock
on Amendment              Series B, Series       Preferred Stock
                          C, & Series D
                          Preferred Stock
----------------------------------------------------------------------------------------------------------------------
Number of                 1,534,945                649,317                86,075                 16,667
combined shares
outstanding
----------------------------------------------------------------------------------------------------------------------
Number of                 2,497,859              1,457,859               883,318                171,039
combined votes
entitled to be cast
----------------------------------------------------------------------------------------------------------------------
Number of votes           2,069,187              1,047,403               761,454                171,039
cast FOR
----------------------------------------------------------------------------------------------------------------------
Number of votes             147,187                147,187                     0                      0
cast AGAINST
----------------------------------------------------------------------------------------------------------------------


         3. Section 1, Section 3.b(1) and Sections 5.c and 5.d of the Certificate of Designation of Series C Convertible Preferred Stock and Series D Convertible and Redeemable Preferred Stock as amended are attached hereto as Attachment A.

         4. The amendment was adopted on September 10, 1998.

                                      OREGON BAKING COMPANY


                                      By: /s/ Brad Barnett
                                          ---------------------------------
                                          Brad Barnett, President

         The person to contact about this filing is Darcy Norville at 802-2036.

                                                                    ATTACHMENT A


1. SERIES C AND SERIES D PREFERRED STOCK DESIGNATION AND AMOUNT. 168,000 shares of the Corporation's authorized Preferred Stock are hereby designated as the Series C Preferred Stock (the "Series C Preferred Stock") and 22,507 shares of the Corporation's authorized Preferred Stock are hereby designated as the Series D Preferred Stock ("Series D Preferred Stock").

3.b. SERIES A, B AND C PREFERENCES.


     (1) $6.00 per share of Series A Preferred Stock plus an amount equal to all Accruing Dividends unpaid thereon (whether or not declared), $2.50 per share of Series B Preferred Stock, plus any other dividends declared but unpaid thereon, and $3.25 per one tenth of a share of Series C Preferred Stock, plus any other dividends declared but unpaid thereon, computed up to and including the date full payment shall be tendered to the holders of the Series A Preferred Stock, Series B Preferred Stock, or Series C Preferred Stock, as the case may be, with respect to such liquidation, dissolution or winding up, or

5.   CONVERSION RIGHTS.

     c. APPLICABLE CONVERSION RATE. The conversion rate in effect at any time (the "Conversion Rate") shall be, in the case of both the Series C and Series D Preferred Stock, the quotient obtained by dividing $32.50 by the Conversion Value, calculated as provided in Section 5d.

     d. APPLICABLE CONVERSION VALUE. The Conversion Value shall be $3.25, except that such amount shall be adjusted from time to time in accordance with this Section 5.